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                                                                    EXHIBIT 23.1

                        INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements numbered 333-43997 and 333-87013 on Form S-8 of Gart Sports Company of our report dated March 7, 2001, with respect to the consolidated balance sheet of Gart Sports Company and subsidiaries as of February 3, 2001 and the related consolidated statements of operations, stockholders' equity and comprehensive income and of cash flows for the 53 weeks ended February 3, 2001 included in this annual report on Form 10-K of Gart Sports Company.



Deloitte & Touche LLP


Denver, Colorado
April 12, 2001